Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(in thousands, except share and per share data)

The following unaudited pro forma condensed consolidated financial information is based upon the historical consolidated statements of Enzo Biochem, Inc., a New York corporation (the “Company”), adjusted to give effect to the sale (the “Asset Sale”) of substantially all the operating assets and assign certain liabilities of the Company’s clinical laboratory business (the “Business”) in accordance with the Asset Purchase Agreement dated March 16, 2023 (as amended, the “Asset Purchase Agreement”) between the Company, Enzo Clinical Labs, Inc., a New York corporation (the “Seller”), and Laboratory Corporation of America Holdings, a Delaware corporation (the “Buyer”). These unaudited pro forma condensed consolidated financial statements are derived from, and should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended July 31, 2022 filed with the United States Securities and Exchange Commission (the “SEC”) on October 14, 2022 as amended on November 24, 2022, and the Quarterly Report on Form 10-Q for the interim period ended April 30, 2023, filed with the SEC on June 14, 2023.

The unaudited pro forma condensed consolidated balance sheet gives effect to the Asset Sale as if it had occurred on April 30, 2023. The estimated cash proceeds and impact of the resulting gain are only included in the April 30, 2023 unaudited pro forma condensed consolidated balance sheet. The unaudited pro forma condensed consolidated statements of operations for the nine months ended April 30, 2023 and the years ended July 31, 2022 and 2021 give effect to the Asset Sale as if it had occurred on August 1, 2020.

The pro forma adjustments related to the sale of the Business are based on available information and assumptions that management believes are (1) directly attributable to the Asset Sale; (2) factually supportable; and (3) with respect to the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on consolidated operating results. Certain of the most significant assumptions are set forth under the Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the results of operations or financial position that might have been achieved for the dates or periods indicated, nor is it indicative of the results of operations or financial position that may occur in the future. Furthermore, the pro forma adjustments may differ from those that will be calculated for purposes of reporting discontinued operations in future filings. The Company cautions shareholders that its future results of operations, including uses of cash and financial position, may significantly differ from those described in these unaudited pro forma condensed consolidated financial statements, and accordingly, these unaudited pro forma condensed consolidated financial statements should be read in conjunction with the disclosures regarding the nature of the Company’s business following completion of the transactions contemplated by the Asset Purchase Agreement.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of April 30, 2023
(in thousands, except share and per share data)

	Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	2,632	104,700	(a)	107,332
Accounts receivable, net	9,636	—		9,636
Inventories, net	15,289	(6,988)	(b)	8,301
Prepaid expenses and other current assets	4,442	(2,028)	(b)	2,414
Total current assets	31,999	95,684		127,683

Property, plant, and equipment, net	17,506	(4,815)	(b)	12,691
Right-of-use assets, net	13,457	(957)	(b)	12,500
Goodwill	7,452	(7,452)	(b)	—
Other, including restricted cash of $1,000	1,647	(272)	(b)	1,375
Total assets	$72,061	$82,188		$154,249

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable – trade	$13,645	$—		$13,645
Accrued liabilities	17,494	1,632	(c)	19,126
Current portion of operating lease liabilities	3,706	(291)	(b)	3,415
Mortgage debt, net	3,821	—		3,821
Loans payable, net	3,354			3,354
Other current liabilities and finance leases short term	132	—		132
Total current liabilities	42,152	1,341		43,493

Operating lease liabilities, non-current, net	10,734	(678)	(b)	10,056
Long term debt, net	247	—		247
Total liabilities	$53,133	$663		$53,796

Stockholders’ equity:
Common Stock, $.01 par value; authorized 75,000,000 shares; 49,669,488 shares issued and outstanding	496	—		496
Additional paid-in capital	342,055	—		342,055
Accumulated deficit	(325,780)	81,525	(c)	(244,255)
Accumulated other comprehensive income	2,157	—		2,157
Total stockholders’ equity	18,928	81,525		100,453

Total liabilities and stockholders’ equity	$72,061	$82,188		$154,249

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the nine months ended April 30, 2023
(in thousands, except share and per share data)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues	$50,721	$(28,619)	(d)	$22,102

Operating costs and expenses:
Cost of revenues	44,219	(30,538)	(d)	13,681
Research and development	3,402	(694)	(d)	2,708
Selling, general and administrative	35,285	(19,830)	(d)	15,455
Legal and related expense, net	6,352	(192)	(d)	6,160
Total operating costs and expenses	89,258	(51,254)		38,004

Operating loss	(38,537)	22,635		(15,902)

Other income (expense):
Interest, net	95	4	(d)	99
Other	278	(16)	(d)	262
Foreign exchange gain	1,022	—		1,022
Total other income (expense)	1,395	(12)		1,383

Loss before income taxes	(37,142)	22,623		(14,519)
Income taxes	—	—		—
Net loss	$(37,142)	$22,623		$(14,519)

Net loss per common share:
Basic and diluted	$(0.76)			$(0.30)

Weighted average common shares outstanding:
Basic and diluted	48,944			48,944

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the year ended July 31, 2022
(in thousands, except share and per share data)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues	$107,071	$(74,428)	(d)	$32,643

Operating costs and expenses:
Cost of revenues	65,104	(45,891)	(d)	19,213
Research and development	3,767	(1,329)	(d)	2,438
Selling, general and administrative	48,018	(26,173)	(d)	21,845
Legal and related expense, net	5,689	(254)	(d)	5,435
Legal settlements	(500)			(500)
Total operating costs and expenses	122,078	(73,647)		48,431

Operating loss	(15,007)	(781)		(15,788)

Other income (expense):
Interest, net	159	19	(d)	178
Other	(1,191)	(77)	(d)	(1,268)
Foreign exchange loss	(2,222)	—		(2,222)
Total other expense	(3,254)	(58)		(3,312)

Loss before income taxes	(18,261)	(839)		(19,100)
Income taxes	—	—		—
Net loss	$(18,261)	$(839)		$(19,100)

Net loss per common share:
Basic and diluted	$(0.38)			$(0.39)

Weighted average common shares outstanding:
Basic and diluted	48,594			48,594

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the year ended July 31, 2021
(in thousands, except share and per share data)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues	$117,731	$(86,984)	(d)	$30,747

Operating costs and expenses:
Cost of revenues	64,154	(48,179)	(d)	15,975
Research and development	3,252	(615)	(d)	2,637
Selling, general and administrative	44,905	(26,028)	(d)	18,877
Legal and related expense, net	4,728	(264)	(d)	4,464
Total operating costs and expenses	117,039	(75,086)		41,953

Operating income (loss)	692	(11,898)		(11,206)

Other income (expense):
Interest, net	8	17	(d)	25
Other	6,905	18	(d)	6,923
Foreign exchange (loss) gain	270	—		270
Total other income	7,183	35		7,218

Income (loss) before income taxes	7,875	(11,863)		(3,988)
Income taxes	—	—		—
Net income (loss)	$7,875	$(11,863)		$(3,988)

Net income (loss) per common share:
Basic	$0.16			$(0.08)
Diluted	$0.16			$(0.08)

Weighted average common shares outstanding:
Basic	48,191			48,191
Diluted	48,325			48,191

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(in thousands, except share and per share data)

1. Asset Sale

On March 16, 2023, Enzo Biochem, Inc., a New York corporation (the “Company”), Enzo Clinical Labs, Inc., a New York corporation (the “Seller”) entered into an Asset Purchase Agreement (as amended, the “Asset Purchase Agreement”) with Laboratory Corporation of America Holdings, a Delaware corporation (the “Buyer”). Pursuant to the Asset Purchase Agreement, the Seller agreed to sell substantially all the operating assets and assign certain liabilities of its clinical laboratory business (the “Business”) to the Buyer in exchange for approximately $113.25 million in cash, on and subject to the terms and conditions set forth therein (such transaction, the “Asset Sale”). On July 24, 2023, pursuant to the terms of the Asset Purchase Agreement, the Asset Sale closed. The purchase price remains subject to adjustment pursuant to the terms of the Asset Purchase Agreement.

2. Unaudited Pro Forma Adjustments

The preparation of the unaudited pro forma consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States. The pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information reflect estimates and assumptions that we believe to be directly attributable to the Asset Sale and factually supportable. Actual results may differ from those estimates.

The unaudited pro forma consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations would have been had the Asset Sale occurred on the respective dates assumed, nor is it necessarily indicative of our future operating results. The unaudited pro forma consolidated financial information and the accompanying unaudited notes should be read in conjunction with our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended July 31, 2022 filed with the SEC on October 14, 2022 as amended on November 24, 2022, and the Quarterly Report on Form 10-Q for the interim period ended April 30, 2023, filed with the SEC on June 14, 2023.

The pro forma adjustments are based on the Company’s preliminary estimates and assumptions which are subject to change. The following pro forma adjustments, related to the Asset Sale, are included in the unaudited pro forma condensed consolidated balance sheet and/or the unaudited pro forma condensed consolidated statements of operations.

(a)	Represents cash proceeds under the terms of the Asset Purchase Agreement of $113.25 million (subject to certain adjustments and assuming full release of the $5.0 million placed into an escrow account for the purpose of satisfying claims, if any, made by Buyer pursuant to the indemnification provisions included in the Asset Purchase Agreement), net of transaction-related expenses of $8.6 million. Estimated transaction-related expenses are summarized as follows (amounts in thousands):

Banker success fees and expenses	$3,075
Legal and accounting fees	2,700
Contingent transaction bonuses	2,775
$8,550

(b)	Represents transfer of assets to the Buyer and the assumption of liabilities by the Buyer under the terms of the Asset Purchase Agreement.

(c)	The overall adjustment to accumulated deficit represents the estimated after-tax gain on the sale of the assets of $81.5 million, which is calculated as follows (amounts in thousands):

Cash purchase price	$113,250
Less estimated transaction-related expenses	8,550
Net proceeds	104,700
Less net assets sold under the Asset Purchase Agreement	21,543
Less estimated income taxes	1,632
After-tax gain on sale of assets	$81,525

The actual after-tax gain will be a different amount. Management expects to utilize substantially all of the Company’s historical tax attributes to offset a substantial portion of its taxable income arising from the Asset Sale. The estimated income taxes resulting from the Asset Sale are reflected as an adjustment to the accrued liabilities in the unaudited pro forma condensed consolidated balance sheet; however, the estimated after-tax gain on the Asset Sale has not been reflected in the unaudited pro forma condensed consolidated statements of operations as it is considered to be nonrecurring in nature.

(d)	Represents the elimination of Revenue, Cost of Revenue, Research and Development, Selling, General and Administrative, Legal Fee Expense, and Other Income related to the Business for the periods presented. These adjustments have no effect on the Company’s income taxes for all periods presented based on the Company being in a loss position with a full valuation allowance.